Exhibit 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone: (612) 492-7000

Facsimile: (612) 492-7077

April 27, 2022

Art’s-Way Manufacturing Co., Inc.

P.O. Box 288

5556 Highway 9

Armstrong, IA 50514

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), being filed by Art’s-Way Manufacturing Co., Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, covering the registration for offer and resale of up to 910,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) by the selling stockholder (the “Selling Stockholder”) identified in the Registration Statement. The Registration Statement is to register the resale of (i) 20,000 shares of Common Stock (the “Initial Commitment Shares”) issued to the Selling Stockholder by the Company before the date hereof, (ii) 20,000 shares of Common Stock (the “Additional Commitment Shares”) that may be issued to the Selling Stockholder by the Company pursuant to a Purchase Agreement dated March 29, 2022 between the Selling Stockholder and the Company (the “Purchase Agreement”), and (iii) up to 870,000 additional shares of Common Stock (the “Purchase Shares”) that may be issued to the Selling Stockholder from time to time by the Company pursuant to the Purchase Agreement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of public officials as we deemed necessary for purposes of the opinions expressed below. In addition, as to certain factual matters relevant to the opinions expressed below, we have relied upon a certificate of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Initial Commitment Shares have been validly issued and are fully paid and nonassessable, (ii) the Additional Commitment Shares, when issued by the Company as provided in the Purchase Agreement, the Registration Statement, and the Prospectus will be validly issued, fully paid and nonassessable and (iii) the Purchase Shares, when issued by the Company against payment therefor by the Selling Stockholder as provided in the Purchase Agreement and the Prospectus will be validly issued, fully paid and nonassessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

April 27, 2022

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

FREDRIKSON & BYRON, P.A. /s/ Joseph J. Schauer
By: Joseph J. Schauer Its: Vice President